UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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SPECTRUM PHARMACEUTICALS, INC.

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Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Spectrum Pharmaceuticals Stockholders Vote “FOR” Proposed Transaction with Assertio Holdings, Inc.

Recommendations from the Nation’s Leading Independent Proxy Advisory Firms Recognize Value Creation Opportunity for Spectrum Stockholders and Strength of the Combined Company

BOSTON, July 20, 2023 – Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI) (“Spectrum” or the “Company”) announced today that the leading independent proxy advisory firms, Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), have each recommended that Spectrum stockholders vote “FOR” the proposal to adopt the Agreement and Plan of Merger (“Merger Agreement”, and such proposal, the “Merger Proposal”) at the upcoming special meeting of stockholders (the “Special Meeting”) on July 27, 2023. Under the terms of the Merger Agreement, Assertio Holdings, Inc. (Nasdaq: ASRT) (“Assertio”) would acquire all outstanding shares of Spectrum in an all-stock and contingent value rights (“CVR”) transaction. The upfront consideration represents a premium of 65% and the total potential consideration represents a premium of 94% to Spectrum’s closing price on April 24, 2023.

In recommending that its clients vote FOR the Merger Proposal, ISS noted: “The board appears to have conducted a thorough sales process, the offer represents a premium to the unaffected price, there appears to be downside risk of non-approval given the stock’s outperformance since the unaffected date, and the equity form of consideration provides shareholders the ability to participate in the upside potential of the combined company. In light of these factors, support for the proposed transaction is warranted.”

“We are gratified that the two leading providers of independent voting advice to institutional investors and public pension funds recognize the value of the proposed transaction for Spectrum stockholders,” commented William Ashton, the Company’s independent Board Chairman. “We urge all stockholders to make sure their shares are represented at the special meeting by voting today.”

The Spectrum board of directors strongly urges Spectrum stockholders to vote “FOR” all the proposals on the agenda. Since approval of the merger transaction requires the affirmative vote of a majority of all outstanding shares, every vote is important—no matter how many or how few shares a stockholder may own.

Stockholders with questions, or who need assistance in voting their shares, may contact the Company’s proxy solicitor Innisfree M&A Incorporated by calling (877) 800-5185 (toll-free from the U.S. and Canada) or +1(412) 232-3651 (from other locations).

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. Assertio has built and continues to build its commercial portfolio by identifying new opportunities within its existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

About Spectrum Pharmaceuticals, Inc.

Spectrum is a commercial stage biopharmaceutical company, with a strategy of acquiring, developing, and commercializing novel and targeted oncology therapies. We have an in-house clinical development organization with regulatory and data management capabilities, in addition to commercial infrastructure and a field based sales force for our marketed product, ROLVEDON® (eflapegrastim-xnst) Injection. For additional information on Spectrum please visit www.sppirx.com.

About ROLVEDON®

ROLVEDON® (eflapegrastim-xnst) injection is a long-acting granulocyte colony-stimulating factor (G-CSF) with a novel formulation. Spectrum has received an indication to decrease the incidence of infection, as manifested by febrile neutropenia, in adult patients with non-myeloid malignancies receiving myelosuppressive anti-cancer drugs associated with clinically significant incidence of febrile neutropenia. ROLVEDON is not indicated for the mobilization of peripheral blood progenitor cells for hematopoietic stem cell transplantation. The BLA for ROLVEDON was supported by data from two identically designed Phase 3, randomized, open-label, noninferiority clinical trials, ADVANCE and RECOVER, which evaluated the safety and efficacy of ROLVEDON in 643 early-stage breast cancer patients for the management of neutropenia due to myelosuppressive chemotherapy. In both studies, ROLVEDON demonstrated the pre-specified hypothesis of non-inferiority (NI) in mean duration of severe neutropenia (DSN) and a similar safety profile to pegfilgrastim. ROLVEDON also demonstrated non-inferiority to pegfilgrastim in the mean DSN across all four cycles (all NI p<0.0001) in both trials.

Please see the Important Safety Information below and the full prescribing information for ROLVEDON at www.rolvedon.com.

2 Atlantic Avenue., 6th Floor • Boston, Massachusetts 02110 • Tel: (617) 586-3900 • www.sppirx.com • NASDAQ: SPPI

Notice Regarding Forward-looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. Such forward-looking statements, including those regarding the timing, and consummation and anticipated benefits of the transaction described herein, involve risks and uncertainties. Assertio’s and Spectrum’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the stockholders of Assertio or stockholders of Spectrum or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Assertio or Spectrum; the ability of Assertio and Spectrum to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; Spectrum’s existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our dependence on third parties for clinical trials, manufacturing, distribution and quality control; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated therewith; and continued uncertainty around the ongoing impacts of the COVID-19 pandemic, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Assertio’s and Spectrum’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the definitive joint proxy statement/prospectus on Form S-4 filed, and declared effective, on June 15, 2023 in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in Assertio’s and Spectrum’s Annual Reports on Form 10-K and in other filings. All forward-looking statements made herein are based on information currently available to Spectrum as of the date of this communication. Spectrum undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

In connection with the proposed strategic business combination between Assertio and Spectrum, Assertio has filed with the SEC a registration statement on Form S-4 (SEC File No. 333-272355) that includes a joint proxy statement of Assertio and Spectrum that also constitutes a prospectus of Assertio. The registration statement was declared effective by the SEC on June 15, 2023. The joint proxy statement/prospectus is publicly available, and the joint proxy statement/prospectus was mailed or otherwise disseminated to shareholders of Assertio and stockholders of Spectrum on or about June 15, 2023. Assertio and Spectrum also have filed and plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Assertio and Spectrum through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Assertio will be available free of charge on Assertio’s website at www.assertiotx.com or by contacting Assertio’s Investor Relations Department by email at investor@assertiotx.com or by phone at (800)-509-5586. Copies of the documents filed with the SEC by Spectrum will be available free of charge on Spectrum’s website at www.sppirx.com or by contacting Spectrum’s Investor Relations Department by email at ir@sppirx.com or by phone at (949)788-6700.

SPECTRUM PHARMACEUTICALS, INC.® and ROLVEDON® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its affiliates. REDEFINING CANCER CARE™ is the Spectrum Pharmaceuticals’ logos and trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2023 Spectrum Pharmaceuticals, Inc. All Rights Reserved

Contacts:

Nora Brennan

Chief Financial Officer

949.788.6700

InvestorRelations@sppirx.com

Lisa Wilson

In-Site Communications, Inc.

212.452.2793

lwilson@insitecony.com

2 Atlantic Avenue., 6th Floor • Boston, Massachusetts 02110 • Tel: (617) 586-3900 • www.sppirx.com • NASDAQ: SPPI